Exhibit 99.1
Alpine Immune Sciences Provides Corporate Update and Reports Third Quarter 2021 Financial Results

- Recent private placement enables expansion and acceleration of development plans across the portfolio -

- Plenary presentation for ALPN-303 at the American College of Rheumatology Convergence 2021 Annual Meeting highlighting best in class potential -
SEATTLE, WA - November 10, 2021 - Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune/inflammatory diseases, today provided a corporate update and reported financial results for the third quarter ended September 30, 2021.
“We continue to make considerable progress across our portfolio and anticipate opportunities to share clinical updates for both ALPN-202 and ALPN-303 in the first half of 2022.” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “Importantly, the recently completed private placement will enable us to accelerate and expand development plans for both of these molecules, as well as our discovery pipeline, as we work to advance innovative therapies to treat cancer, autoimmune and inflammatory diseases.”
Third Quarter 2021 and Recent Corporate and Clinical Updates
•ALPN-303: Dual APRIL/BAFF inhibitor (autoimmune/inflammation)
◦Data demonstrating the superior efficacy of ALPN-303 in preclinical models was shared in an oral presentation in the Plenary III session of the American College of Rheumatology (ACR) Convergence 2021 Annual Meeting.
◦A first-in-human, phase 1 study of ALPN-303 is expected to begin enrolling in the fourth quarter of 2021 with topline results expected in the first half of 2022. The randomized, placebo-controlled study in healthy adult participants will evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of intravenously and subcutaneously administered ALPN-303.
•ALPN-202: Conditional CD28 co-stimulator and dual checkpoint inhibitor (oncology)
◦A trial-in-progress presentation on NEON-2, a phase 1 study of ALPN-202 in combination with KEYTRUDA® (pembrolizumab) in patients with advanced malignancies, will be shared at the Society for Immunotherapy of Cancer (SITC) Annual Meeting on Friday, November 12, 2021. The poster (#497) will be available both on site and as an ePoster.
◦NEON-1, a phase 1 study of ALPN-202 monotherapy in patients with advanced malignancies, continues to proceed, with completion of dose escalation anticipated in the fourth quarter of 2021. Further updates are anticipated for the first half of 2022.
•Corporate: $91M securities offering completed September 2021
◦Completed a private placement of common stock and prefunded warrants, for gross proceeds of approximately $91.0 million, which was led by Frazier Life Sciences Public Fund with participation from Decheng Capital, BVF Partners, TCG X, Avidity Partners, OrbiMed, Omega Fund, and Logos Capital, among others.
Third Quarter 2021 Financial Results
As of September 30, 2021, we had cash, cash equivalents, restricted cash, and investments totaling $219.9 million. We recorded net losses of $13.5 million and $6.1 million for the quarters ended September 30, 2021 and 2020, respectively.
Collaboration revenue for the quarter ended September 30, 2021 was $8.5 million compared to $1.9 million for the quarter ended September 30, 2020. The increase was primarily attributable to the revenue recognized under our AbbVie Agreement.
Research and development expenses for the quarter ended September 30, 2021 were $18.3 million compared to $6.2 million for the quarter ended September 30, 2020. The increase was primarily attributable to clinical trial activities for the acazicolcept and ALPN-202 studies, direct research activities, contract manufacturing and process development of our product candidates, and personnel-related expenses.

General and administrative expenses for the quarter ended September 30, 2021 were $3.5 million compared to $2.7 million for the quarter ended September 30, 2020. The increase was primarily attributable to personnel-related expenses to support the growth and expansion of our business.
Alpine expects that its current cash resources are sufficient to fund Alpine's planned operations through 2023.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies, the timing of and results from clinical trials and preclinical development activities, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash is planned to fund operations through 2023, the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates, our ability to achieve additional milestones in our collaboration with AbbVie, the progress and potential of our other ongoing development programs, the timing of our public presentations and potential publication of future clinical data, the efficacy of our clinical trial designs, anticipated enrollment in our clinical trials and the timing thereof, expectations regarding our ongoing collaborations, and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf, may be more severe and prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
“SIP” and “TIP,” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.
ALPN-202, NEON-2 study is being conducted in collaboration with Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA
Source: Alpine Immune Sciences, Inc.

Alpine Immune Sciences, Inc.
Selected Consolidated Balance Sheet Data
(In thousands)
	September 30, 2021	December 31, 2020
	(unaudited)
Cash and cash equivalents	$76,099	$34,959
Short-term investments	104,529	70,622
Total current assets	183,749	107,101
Long-term investments	39,064	25,549
Total assets	233,480	144,090
Total current liabilities	63,933	41,167
Total stockholders’ equity	122,825	62,158
Total liabilities and stockholders’ equity	233,480	144,090

Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)
Collaboration revenue	$8,516	$1,913	$18,913	$3,692
Operating expenses:
Research and development	18,309	6,156	43,380	18,130
General and administrative	3,470	2,728	10,016	7,850
Total operating expenses	21,779	8,884	53,396	25,980
Loss from operations	(13,263)	(6,971)	(34,483)	(22,288)
Other income (expense):
Interest expense	(203)	(214)	(638)	(560)
Interest income	52	11	166	202
Other income	—	1,037	—	1,042
Loss before taxes	(13,414)	(6,137)	(34,955)	(21,604)
Income tax (expense) benefit	(80)	—	(211)	6
Net loss	$(13,494)	$(6,137)	$(35,166)	$(21,598)
Comprehensive income (loss):
Unrealized loss on investments	(17)	—	(1)	(16)
Unrealized (loss) gain on foreign currency translation	(13)	14	(37)	(35)
Comprehensive loss	$(13,524)	$(6,123)	$(35,204)	$(21,649)
Weighted-average shares used to compute basic and diluted net loss per share	24,724,442	22,277,146	24,169,993	19,826,985
Basic and diluted net loss per share	$(0.55)	$(0.28)	$(1.45)	$(1.09)
Alpine Immune Sciences, Inc.
Contacts:
Alex Sharif
Director, Investor Relations and Corporate Development
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Kelli Perkins (Media)
310.625.3248
kelli@redhousecomms.com